                                                                    Exhibit 10.1

                           STOCK PURCHASE AGREEMENT


     THIS STOCK PURCHASE AGREEMENT (the "Agreement") is entered into and effective as of February 3, 1998 by, between and among Unifiber Corporation, a California corporation ("Unifiber"), Richard L. Tennent, an individual resident of the State of Nevada ("Mr. Tennent"), Judy R. Tennent, an individual resident of the State of Nevada ("Mrs. Tennent"), Richard L. Tennent and Judy R. Tennent, or their successor as Trustees of the Tennent Family Trust dated as of November 20, 1989 ("Tennent Trust"), (Mr. Tennent, Mrs. Tennent, Tennent Trust and Unifiber may be collectively referred to as "Sellers") and Coyote Sports, Inc., a Nevada corporation ("Buyer"), with reference to the following facts:

     A. Tennent Trust owns beneficially and of record 68,919 shares of common stock of Unifiber as evidenced by Certificate No. 4 (the "Shares"). Additionally, 13,030 shares of common stock of Unifiber, evidenced by Certificate No. 9 (the "Security Shares"), were provided to a creditor of Unifiber to serve as security only for the deferred portion of a repayment obligation owed to such creditor. The Security Shares are to be canceled in connection with the transactions set forth herein and no portion of the consideration to be paid by Buyer is to be allocated to the Security Shares.

     B. Sellers desire to sell, transfer and convey to Buyer and Buyer desires to purchase, take, receive and accept from Sellers, the Shares, which shall constitute all of the issued and outstanding shares of all classes of capital stock of Unifiber.

     C. The purposes of this Agreement are to memorialize the written intentions, agreements, promises and undertakings of Sellers and Buyer pertaining to purchase by Buyer and sale by Sellers of the Shares.

     NOW, THEREFORE, in consideration of the mutual promises, covenants, agreements and undertakings and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.   Purchase and Sale of Shares.  Sellers will sell, assign, transfer and
          ---------------------------
convey unto Buyer and, Buyer will take, receive, accept and acquire from Sellers all of the Shares, pursuant to and in accordance with and subject to all terms and conditions of this Agreement, at Closing. It is the intent of the parties that after giving effect to the terms and provisions of this Agreement (and the Closing of the transactions described in this Agreement) the Buyer will own collectively, all of the issued and outstanding shares of all classes of capital stock of Unifiber. Closing ("Closing") shall occur twenty-five (25) days after Buyer mails its Information Statement to its shareholders (which Buyer shall diligently pursue to prepare and file (following a reasonable opportunity for review and approval by Sellers, which approval shall not be unreasonably withheld) concurrently with, or immediately following the execution hereof and, subject to the foregoing rights of review and approval, cause to be mailed to the shareholders of Buyer at the earliest possible date following the execution hereof), after the expiration of the SEC comment period, in San Diego, California, at which time the parties shall consummate the transaction described herein, make, execute and deliver to each other the documents and payments required hereby. Notwithstanding the preceding sentence, if the Closing does not occur on or before March 6, 1998, Sellers shall not be obligated thereafter to proceed with the transactions described and set forth herein and shall have the right to terminate this Agreement immediately thereafter without further liability or obligation to Buyer.

     2.   Purchase Price; Payment; Adjustments; Delivery of Share
          -------------------------------------------------------
           Certificate(s).
           ---------------

          2.1  General Provisions.  The purchase price to be paid by Buyer for
               ------------------
the Shares to be purchased and sold hereunder (the "Purchase Price") shall be Six Million ($6,000,000.00) Dollars, payable (i) the sum of Three Million ($3,000,000) Dollars in good funds at Closing via federal funds wire transfer to Tennent Trust's bank account, following the instructions set forth below exactly: Mellon Bank, Pittsburgh, PA.; ABA routing no. 0430-0026-1; Sub A/C no. 101-1730-12; Merrill Lynch, Pierce, Fenner & Smith; for further credit to:
Clients' name: Richard L. Tennent, Trustee, Judy R. Tennent, Trustee by Richard
L. & Judy R. Tennent Trust; Merrill Lynch Account Number 232-25372, and (ii) the sum of Three Million ($3,000,000.00) Dollars by issuance to Tennent Trust and tender of that number of fully paid and nonassessable unregistered shares of no par value voting common stock of Coyote Sports, Inc. (the "Coyote Sports, Inc. shares") which when multiplied by the average of the closing quotes of a share of Coyote Sports, Inc. common stock on the NASDAQ Small Cap market system for the ten business day period ending one day prior to the date of Closing (the "Issue Price") equals the sum of $3,000,000.00. The Coyote Sports, Inc. shares shall be subject to a shareholders' agreement between Tennent Trust, on the one hand, and Buyer on the other, to the effect that such shares shall be subject to certain agreements by and between Buyer and Tennent Trust, including without limitation, certain call rights in favor of Buyer and certain put rights in favor of Tennent Trust, which shareholders' agreement shall be in the form of
Exhibit 2.1, attached hereto and incorporated by reference herein (the "Shareholders' Agreement"). At Closing, Tennent Trust and Buyer will each execute and deliver to the other party a signed counterpart of the Shareholders' Agreement. The Purchase Price is subject to upward adjustment in the manner and amount(s) described and set forth in Section 8 hereof in the event Unifiber achieves certain financial performance thresholds. None of the Purchase Price shall be allocated to, or paid on account of, the Security Shares (which shall be canceled in accordance with the provisions of Paragraph 27 hereof) and all of the Purchase Price shall be allocated to, and paid on account of, the Shares.

          2.2  Sellers' Delivery of Share Certificate(s).  At Closing, Sellers
               ----------------------------------------
shall deliver to Buyer any and all Share Certificate(s) evidencing any and every portion of the Shares, duly endorsed for transfer by Sellers, or alternatively, duly executed Stock Assignment(s) Separate From Certificate (in the form approved by Buyer) effecting assignment and transfer of the Shares.

          2.3  Buyer's Delivery of Share Certificate(s).  At Closing, Buyer
               ----------------------------------------
shall deliver to Sellers a Share Certificate or Share Certificates evidencing the Coyote Sports, Inc. shares described in Paragraph 21, supra. All such
                                                          -----
shares shall be fully paid and nonassessable shares of the voting common stock of Buyer, of the same class as Buyer's shares which are currently traded over-the-counter on the NASDAQ Small Cap market system, provided that Sellers acknowledge and agree that such shares shall not be registered at the time of their issuance to Sellers.

          2.4  Security for Buyer's Obligations; Unifiber Board of Directors.
               -------------------------------------------------------------
In order to secure payment of any upward adjustment in the Purchase Price pursuant to the provisions of Section 8 hereof, Buyer's obligations and undertakings under the terms and provisions of this Agreement and Buyer's obligations under and by reason of the Shareholder's Agreement, as well as certain other obligations, agreements and undertakings of Buyer as set forth therein, Buyer will execute and deliver to Sellers at Closing that certain Stock Pledge Agreement in the form shown in annexed Exhibit 2.4 (the "Stock Pledge Agreement"), and deliver the Share Certificate(s) evidencing a portion of the Shares described in Paragraph 22 hereof (namely, 35,149 shares of such capital stock) to Tennent Trust as collateral in order to perfect Sellers' security interest and pledge in and to fifty-one percent (51%) of Unifiber's issued and outstanding shares of capital stock of all classes. Further, as long as any obligation, responsibility, undertaking and/or liability of Buyer under and by reason of this Agreement, the Shareholders' Agreement and/or the Stock Pledge Agreement is outstanding and yet to be performed, including without limitation, the upward adjustment to the Purchase Price set forth in Section 8 of this Agreement and the rights of Tennent Trust to have the Coyote Sports, Inc. shares repurchased, Buyer shall cause Mr. Tennent to be elected to the board of directors of Unifiber.

          2.5  Delivery of Unifiber's Authorizing Resolutions and Resignations.
               ---------------------------------------------------------------
At Closing, Sellers and/or Unifiber shall deliver or cause to be delivered to Buyer (i) certified copies of duly authorized resolutions of Unifiber's board of directors and shareholders authorizing the transactions described and set forth in this Agreement and execution, delivery and performance of this Agreement on behalf of Unifiber and (ii) resignations of all existing officers and directors of Unifiber, all of which are to be effective as of the date of Closing.

          2.6  Delivery of Buyer's Authorizing Resolutions.  At Closing, Buyer
               -------------------------------------------
shall deliver or cause to be delivered to Sellers certified copies of duly authorized resolutions of Buyer's board of directors authorizing the transactions described and set forth in this Agreement, including without limitation, the specific authorization to issue the Coyote Sports, Inc. shares pursuant to, and in accordance with, all requirements and other terms and provisions hereof, and execution, delivery and performance of this Agreement on behalf of Buyer.

          2.7  Releases of Certain Liabilities.
               -------------------------------

               2.7.1 At Closing, Buyer shall procure and deliver to Sellers documents in a form satisfactory to Sellers and Sellers' counsel in their sole and absolute discretion evidencing the release of Mr. Tennent and Mrs. Tennent from personal liability with respect to each of the following enumerated liabilities and/or obligations: (i) the promissory note in original principal amount of

$2,500,000, any and all guaranty(ies) and/or any and all other documents, agreements and/or instruments entered into by Sellers (and/or any of them) in connection with the repurchase of shares of Unifiber's common stock from Zurco, Inc., as same may have been modified and/or amended from time to time, (ii) any and all promissory note(s), loan agreements, security agreements, any and all guaranty(ies) and/or any and all other documents, agreements and/or instruments entered into by Sellers (and/or any of them) in connection with obtaining loans, credit facilities and/or other financial accommodations for the benefit of Unifiber from Imperial Bank, as same may have been modified and/or amended from time to time, (iii) any and all lease and/or tenancy obligations and liabilities (and any and all guaranty(ies) of same) entered into by Sellers (and/or any of them) in connection with Unifiber's business premises located at 3855 Ruffin Road, San Diego, California, as same may have been modified and/or amended from time to time, (iv) any and all promissory note(s), loan agreement(s), security agreement(s), guaranty(ies) and/or any and all other documents, agreements and/or instruments entered into by Sellers (and/or any of them) in connection with obtaining short term financing, for the benefit of Unifiber, in the amount of $200,000 from Valle de Oro Bank, as same may have been modified and/or amended from time to time and (v) any and all promissory note(s), loan agreement(s), security agreement(s), guaranty(ies), stock pledge agreement(s) and/or any and all other documents, agreements and/or instruments entered into by Sellers (and/or any of them) in connection with obtaining short term financing on behalf of Unifiber in the amount of $316,000 from Buyer. Buyer acknowledges prior receipt of copies of the foregoing items and shall pursue obtaining such releases from personal liability immediately and will diligently pursue same to completion. The release to be obtained with respect to the Zurco, Inc., repurchase obligation must include a release of the Security Shares and upon obtaining such release, the share certificate evidencing 13,030 shares of Unifiber's stock provided to such creditor solely as security for such obligation shall be canceled. Further, (a) the release to be obtained with respect to the indebtedness, obligations and liabilities to Imperial Bank must include a release of the pledge of the Shares by Tennent Trust as additional security in favor of Imperial Bank, (b) the release to be obtained with respect to the indebtedness, obligations and liabilities to Buyer must include a release of the junior pledge encumbering the Shares given to Buyer to secure repayment of such indebtedness, obligations and liabilities, and (c) the release to be obtained with respect to the indebtedness, obligations and liabilities to Valle de Oro Bank must include a release of any and all collateral securing repayment of such indebtedness, obligations and liabilities, including without limitation, the Cessna airplane described and referred to in subparagraph 2132 hereof.

               2.7.2 In addition to the foregoing obligations, indebtedness and liabilities referred to in subparagraph 271 above, Buyer acknowledges, agrees and understands that Mr. Tennent and Mrs. Tennent are personally obligated under and by reason of the promissory note in original principal amount of $125,000 entered into by Sellers (and/or any of them) and any and all guaranty(ies) of same in favor of Ronald and Janet Domnitz, as same may have been modified and/or amended from time to time. Such promissory note matured on September 17, 1997. Sellers shall obtain from such creditor an extension of the maturity date of such promissory note to September 17, 2000 (and an accompanying release of Mr. Tennent and Mrs. Tennent from all personal liability with respect thereto) on or before the Closing.

          2.8  Consulting Agreement.  Mr. Tennent agrees to provide consulting
               --------------------
services to Buyer and Unifiber pursuant to the Consulting Agreement annexed hereto as Exhibit 2.8, and to execute the same and deliver it to Buyer at Closing.

          2.9  Covenants Not to Compete.  Both Mr. Tennent and Mrs. Tennent
               ------------------------
shall execute and deliver to Buyer a Covenant Not to Compete in the form of the document annexed hereto as Exhibit 2.9.

          2.10 Legal Opinions of Parties' Respective Counsel.  Sellers shall
               ---------------------------------------------
cause to be executed and delivered to Buyer and Buyer shall cause to be executed and delivered to Sellers at Closing written legal opinions of their respective counsel to the effect that all parties hereto are duly organized and validly existing in good standing under the laws of their respective jurisdictions of organization and all parties hereto have the legal capacity and full power and authority pursuant to their respective Articles of Incorporation, Bylaws and under applicable law, to carry on the respective businesses now being conducted by them and that all parties hereto have full power and authority to execute and deliver this Agreement and the documents required hereunder, and the execution and delivery of this Agreement, and the performance by all parties hereto of their respective obligations hereunder have been duly authorized, and constitute the valid and binding obligations of such party(ies), and there is no resolution or bylaw of such party(ies), and no provision of any existing security agreement, loan agreement, mortgage, indenture, contract, or other agreement binding on such party(ies) or affecting their respective property, and no actions, suits or proceedings pending or threatened against such party(ies) before any court or administrative agency, which in any such case would conflict with or prevent the execution, delivery or performance of the terms of the Agreement or the transactions contemplated hereby. Further, counsel to Buyer shall provide legal opinions to Sellers concerning Buyer's authorization and issuance of the Coyote Sports, Inc., shares to be received by Tennent Trust pursuant to the provisions hereof.

          2.11 Certificate of Good Standing, Books, Records, and Seal.  At
               ------------------------------------------------------
Closing, Sellers and/or Unifiber shall deliver or cause to be delivered to Buyer all of Unifiber's corporate books and records, including but not limited to its Certificate of Incorporation, Bylaws, Minutes, Resolutions, Share Transfer Records, unissued Share Certificates, and Corporate Seal, together with a Certificate of Good Standing issued not more than five (5) days prior to Closing, and verified to the satisfaction of Buyer's counsel at Closing to be certifiable to the date of Closing.

          2.12 Consent of Unifiber's Auditors.  Sellers and/or Unifiber shall
               ------------------------------
use their respective best efforts to procure the consent of Unifiber's auditors, Price Waterhouse, to inclusion and use of Unifiber's audited (and unaudited interim) financial statements prepared by Price Waterhouse and described and referred to in Paragraph 37 hereof in and in connection with (a) Buyer's Form 8-K, (b) a Registration Statement on Form S-1 to register shares underlying debentures issued to certain debenture holders, (c) an Information Statement relating to the transactions set forth and described herein to be mailed to Buyer's shareholders, and (d) other documents Buyer is required to file with the Securities and Exchange Commission or other securities regulator(s), and deliver evidence of such consent to Buyer at Closing in such form as Buyer may reasonably require.

          2.13 Resolution of Other Matters.  In addition to the matters
               ---------------------------
described and set forth elsewhere in this Agreement, each of the following matters shall be resolved in the manner specified below, and all parties hereto shall provide such cooperation and efforts as are necessary to accomplish same:

               2.13.1 Tennent Trust shall cause those certain items of equipment, property and assets referenced, described and set forth in Schedule
2.13.1 hereto (the "Equipment"), to be transferred, assigned and conveyed to Unifiber at the Closing by one or more bill(s) and/or instrument(s) of sale, transfer and/or assignment against delivery of Unifiber's check in the amount of $115,000. It is acknowledged that Unifiber has a need for the Equipment in its manufacturing and production processes and due to Unifiber's financial condition can much more economically acquire the Equipment in its used condition, in accordance with the above terms, than attempt to purchase similar items new.
The Equipment shall be free and clear of all liens, encumbrances and security interests of any type or nature whatsoever and is conveyed by Tennent Trust to Unifiber "as is, where is" in its present condition without warranty.

               2.13.2 Unifiber shall transfer, assign and convey, free and clear of all liens, security interests and/or other encumbrances, that certain Cessna airplane, manufacturer's serial no. P21000864, FAA registration no.: N-5545A, to Tennent Trust at Closing by one or more bill(s) and/or instrument(s) of sale, transfer and/or assignment against delivery of Tennent Trust's check in the amount of $143,000. It is acknowledged that Unifiber requires additional working capital and has experienced liquidity shortfalls during the recent past, does not wish to retain such airplane and Tennent Trust is willing to purchase such airplane in accordance with the foregoing terms. Tennent Trust acknowledges that such airplane is conveyed by Unifiber "as is, where is" in its present condition, without warranty, including without limitation, its high engine hours, which will likely necessitate a complete engine overhaul in the next six to twelve months.

               2.13.3 Mr. and Mrs. Tennent shall assume (and indemnify and hold Unifiber and Buyer harmless from), all responsibility, obligation and liability for the automobile lease dated July 25, 1996, covering the 1997 Mercedes automobile (model S500V; serial no. WDBGA51G1VA333487) and shall have the use of such automobile throughout the remaining term of such lease.

               2.13.4 Unifiber shall cause the 1993 Jeep Grand Cherokee automobile (serial no. 1J4GZ7859PC503581) to be transferred, assigned and conveyed, free and clear of all liens, security interests and/or other encumbrances to Tennent Trust in its "as is, where is" condition without warranty at Closing by one or more bill(s) and/or instrument(s) of sale, transfer and/or assignment against delivery of Tennent Trust's check in the amount of $700.

               2.13.5 Unifiber shall transfer to Tennent Trust the life insurance policy issued by The Manufacturers Life Insurance Company naming Mr. Tennent as the owner and insured, with policy limits of $1,000,000. It is acknowledged by all parties that Mr. Tennent has always paid the entire premium for such policy and, accordingly, such policy is to be transferred to Tennent Trust without additional consideration to Unifiber or Buyer therefor.

               2.13.6 Unifiber shall cause Mr. Tennent and Mrs. Tennent to continue to be provided group health and disability benefits under the Unifiber group health and disability plans in existence from time to time for the period during which Mr. Tennent is providing consulting services to Unifiber and/or Buyer under and by reason of the Consulting Agreement annexed hereto as Exhibit
2.8. Mr. Tennent and/or Mrs. Tennent shall reimburse Unifiber monthly the premium cost to Unifiber which results from providing the above described health and disability insurance benefit to Mr. Tennent and Mrs. Tennent.

     3.   Representations and Warranties of Sellers and Unifiber . Sellers and
          ------------------------------------------------------
Unifiber jointly and severally represent and warrant to Buyer, as of the date hereof, each of the following:

          3.1  Capital Stock.  The authorized capital stock of Unifiber consists
               -------------
solely and exclusively of one million (1,000,000) shares of common stock, no par value, of which, on the date hereof, sixty-eight thousand nine hundred nineteen (68,919) shares are issued and outstanding and all of which are owned by Sellers. Additionally, 13,030 shares of common stock of Unifiber were provided to a creditor as security for a deferred payment obligation, which shares are to be canceled in accordance with the provisions of Paragraph 26 hereof. The consideration for the Shares was paid to and received by Unifiber prior to issuance of the Shares. No other class of Unifiber's securities of any type or nature is authorized. No shares of Unifiber's stock of any class are held by Unifiber in its treasury or otherwise or any other person or entity other than Sellers.

          3.2  Warrants, Options, Convertible Debentures. There are no options,
               -----------------------------------------
warrants or other rights outstanding in favor of any party for the purchase of stock of any class of Unifiber, whether issued, unissued or held in its treasury, nor for the purchase of any securities or instruments convertible into stock of Unifiber of any class.

          3.3  Sellers' Title.  Sellers own and possess all right, title and
               --------------
interest in and to all of the Shares, all of which Shares are validly issued and outstanding, fully paid and nonassessable, subject to no liens, encumbrances, charges, legends, restrictions or rights of any other parties whatsoever other than the pledge of the Shares to Imperial Bank as additional security for the indebtedness, liabilities and obligations of Unifiber to such financial institution which are referred to in Paragraph 26 hereof and the junior pledge existing in favor of Buyer as a result of the short term financing Buyer provided to Unifiber which is referred to and described in Paragraph 26 hereof. Sellers will transfer good and marketable title to all of the Shares to Buyer, free of any escrow, legend or other condition at Closing, upon Buyer's obtaining release of such pledge and such junior pledge in conjunction with Buyer's obtaining the releases described in Paragraph 26 hereof.

          3.4  Debt and Affiliates.  Unifiber has no debt (other than trade
               -------------------
accounts receivable) or equity interest in any other business entity, except as scheduled on annexed Exhibit 3.4. Further, Unifiber has no subsidiaries or affiliates, nor does it directly or indirectly control any other person or entity except as scheduled on annexed Exhibit 3.4.

          3.5  Organization and Good Standing of Unifiber.  Unifiber is a
               ------------------------------------------
corporation duly organized and existing in good standing under the laws of the State of California, has full corporate power to carry on its business as now conducted, and is entitled to own or lease and operate its properties and assets now owned or leased and operated by it. To the best knowledge of Sellers and Unifiber, Unifiber is qualified to do business and is in good standing in each jurisdiction (including foreign countries) in which the nature of its business or the character of its properties makes such qualification necessary.

          3.6  Authority of Sellers and Unifiber.  The execution of this
               ---------------------------------
Agreement by Sellers and Unifiber and their respective delivery and performance thereof are not contrary to the Articles of Incorporation or Bylaws of Unifiber. Except as set forth in Exhibit 3.6 hereto, neither the execution or delivery of this Agreement nor its performance by Sellers or Unifiber or all of them will result in a violation or breach of any term or provision nor constitute a default under any indenture, mortgage, deed of trust or other instrument or agreement to which Sellers or Unifiber are a party. Both Sellers and Unifiber have full power and authority (and will, as of the Closing, have received the consent and/or approval of all parties whose consent and/or approval is required or the approval and/or consent of Buyer to proceed without obtaining such consents and/or approvals) to execute, deliver and perform this Agreement and any and all documents and instruments annexed hereto as exhibits or schedules or otherwise referred to herein which are to be executed, delivered and performed in connection with the transactions described herein.

          3.7  Financial Statements.  Annexed hereto as Exhibit 3.7 and made a
               --------------------
part hereof are the audited financial statements of Unifiber as of and for the years ended March 29, 1997 and March 30, 1996, as well as the unaudited interim financial statements as of September 27, 1997 and for the six month periods ended September 27, 1997 and September 28, 1996. To the best knowledge of Sellers and Unifiber, said financial statements (i) are in accordance with the books and records of Unifiber, (ii) set forth fairly Unifiber's financial condition and results of Unifiber's operations as of the dates and for the periods therein specified, all prepared on a basis consistent with the financial statements of prior years, (iii) contain and reflect all necessary disclosures and adjustments for a fair presentation of the material results of operations and material financial condition for the periods covered by such financial statements, (iv) with respect to any of Unifiber's contracts and commitments, contain and reflect reserves for all material liabilities and for all reasonably anticipated material losses and expenses in excess of expected receipts, and (v) are free of material misstatement.

          3.8  Absence of Undisclosed Liabilities. Except (i) as shown in
               ----------------------------------
annexed Schedule 3.8 or (ii) expressly set forth in other exhibits to this Agreement and accurately and completely summarized in Schedule 3.8, Unifiber is not obligated in respect of, nor are any of its assets or properties subject to, any material liabilities or materially adverse obligations, absolute or contingent, whether or not any of such liabilities or obligations are normally shown or reflected on a balance sheet prepared in a manner consistent with generally accepted accounting principles, other than liabilities or obligations arising in the ordinary course of business since October 31, 1997, none of which are materially adverse.

          3.9  Absence of Defaults upon Obligations.  Except as set forth in
               ------------------------------------
Exhibit 3.9 hereto, to the best knowledge of Sellers and Unifiber, Unifiber is not in default in respect of any obligation or liability (other than trade payables) or any term or condition thereof. Attached hereto as a portion of Exhibit 3.9, is an aged payables report dated as of December 27, 1997 which, to the best knowledge of Sellers and Unifiber, is materially true, accurate and complete as of such date.

          3.10 Absence of Material Facts regarding Other Liabilities.  Except as
               -----------------------------------------------------
otherwise set forth in an exhibit or schedule hereto, there are no facts in existence on the date hereof and known to Sellers or Unifiber which might reasonably serve as the basis, in whole or in part, for Unifiber to be charged with, and/or liable or obligated for, any material liabilities or materially adverse obligations not expressly set forth in the exhibits to this Agreement.

          3.11 Outstanding Indebtedness.  Annexed Exhibit 3.11 is an accurate
               ------------------------
list of all indebtedness (other than trade accounts payable arising in the ordinary course of business with respect to which no assets have been pledged, mortgaged, or otherwise encumbered, voluntarily or involuntarily) owed by Unifiber or with respect to which any of its properties or assets are subject, including a brief description of the terms and status thereof, and a brief description of all properties or assets pledged, mortgaged, or otherwise encumbered (voluntarily or involuntarily) as security therefor.

          3.12 Absence of Certain Changes.  To the best knowledge of Sellers and
               --------------------------
Unifiber, other than as expressly set forth in exhibits to this Agreement and accurately and completely summarized in Exhibit 3.12 hereto, since the date of October 31, 1997, there has not been:

               3.12.1 Any material adverse change in the financial condition, assets, liabilities, business or prospects of Unifiber;

               3.12.2 Any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting any of Unifiber's properties or business;

               3.12.3 Any material increase in the compensation payable or to become payable by Unifiber to any of its respective employees or agents, or any bonus payment or arrangement made to or with any such employee or agent;

               3.12.4 Any payment by Unifiber of any dividend or any distribution by Unifiber of any of its assets of any kind whatsoever to any of its stockholders in redemption or as the purchase price of any of its stock or in discharge or cancellation, whether in part or in whole, of any indebtedness (whether in payment of principal, interest or otherwise) owing to any thereof other than the transactions contemplated hereby;

               3.12.5 Any sale, assignment, transfer, mortgage, pledge or subjection to lien, charge or encumbrance of any kind of any of the tangible assets of Unifiber;

               3.12.6 Any sale, assignment, transfer or cancellation of any debts or claims by Unifiber, except in the ordinary course of business;

               3.12.7 Any material amendment or termination of any Material Contract or Commitment (as defined in this Agreement) to which Unifiber is a party;

               3.12.8 Any commitment or liability to (through negotiations or otherwise) or any agreement with, any labor organization by Unifiber;

               3.12.9 Except as may be expressly permitted elsewhere herein, any payment by Unifiber of any liabilities, fees or costs incurred in connection with this Agreement or any transactions related thereto (including, but not by way of limitation, any finder's fee or commission); or

               3.12.10 Any event or condition of any character, materially and adversely affecting the business or properties of Unifiber.

          3.13 Contracts.  Annexed hereto as Exhibit 3.13 is a complete and
               ---------
accurate list and brief description of all Material Contracts or Commitments expressly setting forth and describing all such contracts or commitments to which Unifiber is a party or by which Unifiber is bound. There has not been any material default in any obligation to be performed by Unifiber under any such Material Contract or Commitment, and Unifiber has not waived any material right under any such Material Contract or Commitment, except as expressly set forth in
Exhibit 3.13. For the purpose of this Agreement, the term "Material Contracts or Commitments" means (i) any contract or commitment out of the ordinary course of business; (ii) any contract or commitment, whether in the ordinary course of business or not, which involves future payments, performance of services or delivery of goods, services and/or materials to or by Unifiber of an aggregate amount or value in excess of $100,000; (iii) employment contracts and all other agreements or commitments to or with individual employees or agents or providing for earlier termination only upon the payment of a penalty or equivalent thereof; (iv) all collective bargaining agreements or other contracts or commitments to or with any labor unions or other employee representatives or groups of employees; (v) any revocable or irrevocable power of attorney given to any person or entity; and (iv) any contract, agreement, instrument or arrangement (oral or written) under which Unifiber acts as distributor or wholesaler.

          3.14 Properties.  Annexed hereto as Exhibit 3.14 is a summary of all
               -----------
real property, leaseholds and options to purchase or lease real property owned or possessed by Unifiber or in which Unifiber has any interest of any kind whatsoever, and all personal property, purchase and leasing arrangements and options in respect thereof, containing an accurate description of all such real property and personal property, and an accurate and complete summary of the principal terms of all leases and options in respect of real or personal property, including the name of the lessor and persons or entities against whom options to purchase or lease real or personal property are or will be exercisable and containing an accurate and complete description of all covenants, conditions, easements, liens, charges, security interests or other encumbrances in any way affecting such property. Except as expressly set forth in Exhibit 3.14, Unifiber has good and marketable title to all of its real and personal property and assets (including but not limited to those reflected in the financial statements of Unifiber attached hereto as Exhibit 3.7) free and clear of all covenants, conditions, easements, liens, charges, security interests or other encumbrances, and save approval of its board of directors and the approval and consent of the parties described and set forth in Exhibit 3.6 hereto, Unifiber may assign and deliver its real or personal property interests without obtaining the consent or approval of any other person or entity. Unifiber has complied with all laws, regulations and orders applicable to such properties and to its business. The leasehold improvements, equipment and other tangible assets of Unifiber are in good operating condition and repair, subject only to ordinary wear and tear, and are suited for the purposes for which they are used.

          3.15 Environmental Compliance.  To the best knowledge of Sellers,
               ------------------------
Unifiber and any and all of its predecessors has complied with all local, state and federal environmental, health and safety laws with respect to each of the properties described in Exhibit 3.14, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand or notice has been filed or commenced against Unifiber or any of the properties described in Exhibit 3.14 alleging any failure to so comply. Without limiting the generality of the foregoing, Unifiber has obtained or been in compliance with all of the terms and conditions and provisions of any and all permits, licenses and other authorizations which are required under, and has complied with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in all such applicable local, state and federal laws. Further, to the best knowledge of the Sellers, Unifiber has no liability for damage to any site, location, or body of water (surface or subsurface) or for any illness of, or personal injury to any employee or other individual, and Unifiber or its employees, agents or contractors have not handled or disposed of any substance, arranged for the disposal of any substance, exposed any employee or other individual to any substance or condition or owned or operated any property or facility in any manner so as to form the basis of any legitimate and foreseeable present or future action, suit, proceeding, hearing, investigation charge, complaint, claim or demand against Unifiber.

          3.16 Hazardous Materials.  Unifiber maintains certain hazardous
               -------------------
materials used in connection with its manufacturing operations, all of which are described and inventoried in annexed Exhibit 3.16. Such materials are and have been maintained only in such quantities as are reasonably necessary for Unifiber's use in its operations and in the ordinary course of its business and in compliance with all applicable local, state and federal laws. Such substances have not been disposed of, released, transported or discharged to and from Unifiber's premises except in compliance with all applicable local, state and federal laws.

          3.17 Extra Territorial Interests.  Except for Unifiber's affiliates
               ---------------------------
referred to and set forth in Exhibit 3.4 hereto, Unifiber does not have any interest in any assets, real or personal, tangible or intangible, located outside of the continental limits of the United States, including, but not limited to, securities of, or other investments in, claims against, or receivables from, any persons or entities with properties or businesses so located.

          3.18 Purchase Orders.  Annexed hereto as Exhibit 3.18 is a complete
               ---------------
and accurate list and brief description of all purchase orders under which Unifiber is or will become obligated to pay any particular vendor an aggregate sum in excess of $10,000.

          3.19 Sales Orders.  Annexed hereto as Exhibit 3.19 is a complete and
               ------------
accurate list and brief description of all sales orders under which Unifiber is or will become obligated to deliver products and/or services for an aggregate price to any particular vendee in excess of $10,000.

          3.20 Proposals.  Annexed hereto as Exhibit 3.20 is an accurate list
               ---------
and brief description of all bids or proposals submitted by Unifiber within the most recent 90 calendar days pursuant to which it may become obligated to deliver products and/or services for an aggregate price to any particular person or entity in excess of $30,000.

          3.21 Intangible Assets. Annexed hereto as Exhibit 3.21 is a complete
               -----------------
and accurate list and brief description of all patents, patent applications, trade names, trademarks, service marks, trademark and service mark registrations and applications therefor, inventions, processes, licenses, franchises, permits and other assets of like kind (collectively referred to as "intangible assets"), any interest in which is, in whole or in part, owned by or registered in the name of Unifiber. Also shown on Exhibit 3.21 are items of intellectual property owned by Mr. Tennent and/or Sellers which are or have been used by Unifiber, by license or otherwise in its manufacturing operations. Each such item of intellectual property owned by Mr. Tennent or Sellers so itemized shall be conveyed by Mr. Tennent and/or Sellers to Unifiber at Closing, and licenses (from Mr. Tennent and/or Sellers) for such intellectual property shall be terminated at or before Closing. Each intangible asset shown on Exhibit 3.21 (and except as set forth in said Exhibit 3.21) is, or at Closing will be, the sole and absolute property of Unifiber, free from any and every claim, demand, contest, license, or lien of any person or entity.

          3.22 Transferability of Intangible Assets.  Except as expressly set
               ------------------------------------
forth in Exhibit 3.21, all of the rights of Unifiber in and to each of its intangible assets are freely transferable.

          3.23 Licenses.
               --------

               3.23.1 Unifiber owns and possesses licenses or other rights to use (nonrevocable and without payment of royalties, except to the extent expressly set forth in Exhibit 3.21) all of its respective intangible assets now used in the conduct of its respective business, and such licenses or rights are adequate for the conduct of such business. Except as expressly set forth in
Exhibit 3.21, such intangible assets do not conflict with any rights of others which are known to Sellers or Unifiber.

               3.23.2 Unifiber has, in all material respects, performed all the obligations required to be performed by it to date in connection with each of its intangible assets, licenses or rights in respect thereof, and it is not now in default in any material respect under any of the foregoing. There is not pending any litigation, claim or other demand of any nature whatsoever against Unifiber in respect of, or against the owner of (or any person claiming any rights to or interest in), any intangible assets now used in the conduct of the business of Unifiber (or listed in Exhibit 3.21, but not presently used in such business), except as expressly set forth in Exhibit 3.21.

               3.23.3 Except as described and set forth in Exhibit 3.21, neither Mr.Tennent, Mrs. Tennent, nor any employees or officers of Unifiber has any interest in any intangible assets which are presently used by Unifiber (or listed in Exhibit 3.21, but not presently used in such business) or which infringe upon, conflict with, relate to improvements or modifications of, or relate to any invention, design, process or improvement which may supplement, substitute for or compete with, any intangible assets now used or potentially usable by Unifiber in the conduct of its respective business.

          3.24 Tax Returns and Audits.  Unifiber has filed all income,
               ----------------------
franchise, sales and other tax returns required to be filed by it (whether in respect of the United States, a foreign government, or any subdivisions thereof, or any state) by the date hereof. All taxes imposed by the United States, a foreign government, or any subdivision thereof, by any state or by any other taxing authority, which are due or payable by Unifiber, and all price redeterminations or renegotiation claims asserted or that may be asserted against Unifiber, have been paid in full or adequately provided for by reserves shown in Exhibit 3.7 and will be so paid or provided for up to the date hereof. No federal tax audits or California tax audits for Unifiber have been made except as disclosed and described in Exhibit 3.24 annexed hereto. Except as described and set forth in Exhibit 3.24, neither Unifiber nor Mr. Tennent or Mrs. Tennent has any knowledge of any unassessed tax deficiency proposed or threatened against Unifiber. Unifiber has heretofore delivered to Buyer copies of all of the federal and state tax returns heretofore filed by Unifiber.

          3.25 Litigation.  Except as expressly set forth in annexed Exhibit
               ----------
3.25, as of the date hereof neither Unifiber nor Mr. Tennent nor Mrs. Tennent has been served with any summons, complaint or notice to arbitrate with respect to any actions presently unresolved, or any suit or action (equitable, legal or administrative) arbitration or other proceeding pending or to Mr. Tennent's or Mrs. Tennent's or Unifiber's best knowledge threatened against Unifiber or which materially relates to Unifiber's business, properties, or assets and/or the ability of Sellers to perform any of their respective obligations or responsibilities hereunder. In respect of any of the above described matters set forth in Exhibit 3.25, the predicted result of each such matter is set forth therein as accurately as possible and in respect of each predicted result, each such result will not effect any material adverse change in the financial condition of Unifiber.

          3.26 Labor Relations.  Unifiber is not a party to any contract or
               ---------------
agreement with a labor union or any local or subdivision thereof, nor has it been charged with any unresolved unfair labor practices, nor do Mr. Tennent or Mrs. Tennent or Unifiber have knowledge of any present union organizing activity among any employees of Unifiber.

          3.27 Insurance Coverage.  Unifiber maintains policies of fire,
               ------------------
liability, warranty, business interruption, errors and omissions and other forms of insurance covering its properties and assets in amounts, and against such losses and risks, as are generally maintained for comparable businesses and properties, and valid policies for such insurance will be outstanding and duly in force on the date hereof. Annexed hereto as Exhibit 3.27 is an accurate list and brief description of all such insurance policies held by Unifiber.

          3.28 Employment and ERISA Matters.  Annexed Exhibit 3.28 lists (i) all
               ----------------------------
of the officers, directors, employees, agents, and manufacturer's representatives of Unifiber and the respective rates of compensation currently payable to each and (ii) all collective bargaining, pension, retirement, hospitalization, deferred compensation, group insurance, death benefits, health insurance, dental insurance, bonus, profit-sharing, welfare, incentive, vacation, severance, fringe benefit and related and similar arrangements, plans or programs to which Unifiber is a party or is bound and a description of the benefits provided and the funding requirements of each. Unifiber will have paid all of such persons all amounts due for wages, salaries, commissions, any and all employee benefits and/or other compensation of any kind or character whatsoever which is due to any of such employees to and including the date hereof, including without limitation, the full and complete funding of any employee or retirement benefits for all years except the fiscal year in which the transactions contemplated by this Agreement are closed and consummated. Except as set forth in Exhibit 3.28, neither Unifiber nor any controlled corporation or affiliated service group (within the meaning of Sections 414(b), (c) and (m) of the Internal Revenue Code of 1986, as amended) maintains any employee benefit pension plan (as defined in Section 3(37) of ERISA) since the effective date of ERISA.

          3.29 Use of "Best Knowledge" and Similar Terms; Notices.  For purposes
               --------------------------------------------------
of this Section 3 of the Agreement, (i) the phrases "to the best knowledge", "known to", "to the knowledge of" and words of similar meaning, shall mean the actual knowledge of the party(ies) referred to in the statement in question (without independent investigation or inquiry), individually and without imputation to any other party (except that the actual knowledge of Mr. Tennent, Mrs. Tennent and/or any other management employee of Unifiber as to matters within their respective job responsibilities, shall in each such case be imputed to Unifiber in addition to the individual possessing such knowledge, but not to any other individual party) and (ii) any reference to a written notice received by Unifiber, Mr. Tennent and/or Mrs. Tennent shall mean actual documentary notice which, to the actual knowledge of Sellers, has been received by Sellers or any of them from a governmental landlord, entity, tenant, vendor or any other third party asserting a claim, liability, or violation against Unifiber and shall not include any constructive notice or any statement by a party other than the party giving notice that any such notice has been given.

     4.   Representations and Warranties of Buyer.
          ---------------------------------------

          4.1  Organization and Good Standing of Buyer.  Buyer is a corporation
               ---------------------------------------
duly organized and existing in good standing under the laws of the State of Nevada, has full corporate power to carry on its business as now conducted, and is entitled to own or lease and operate its properties and assets now owned or leased and operated by it. Buyer is qualified to do business and is in good standing in each jurisdiction (including foreign countries) in which the nature of its business or the character of its properties makes such qualification necessary.

          4.2  Authority of Buyer; Issuance of Shares.  The execution of this
               --------------------------------------
Agreement by Buyer and Buyer's delivery and performance thereof, including without limitation, issuance of the Coyote Sports, Inc., shares to Tennent Trust contemplated by this Agreement, are not contrary to the Articles of Incorporation or Bylaws of Buyer. Neither the execution or delivery of this Agreement nor its performance by Buyer (including, without limitation, the obtaining and terms and provisions of, the Financing (hereinafter defined)) will result in a violation or breach of any term or provision nor constitute a default under any indenture, mortgage, deed of trust or other instrument or agreement to which Buyer is a party. Buyer has full power and authority (and has received the consent and/or approval of all parties whose consent and/or approval is required) to execute, deliver and perform, including without limitation, issuance of the Coyote Sports, Inc., shares to Tennent Trust (and the obtaining and terms and provisions of, the Financing) contemplated by this Agreement, this Agreement and any and all documents and instruments appended hereto as exhibits or otherwise referred to herein which are to be executed, delivered and performed in connection with the transactions described herein. Buyer has complied in all respects with all Federal and State securities laws in connection with the issuance of the Coyote Sports, Inc., shares to Tennent Trust and upon issuance, all of such shares will be validly issued, fully paid and nonassessable.

          4.3  Litigation.  As of the date hereof Buyer has not been served with
               ----------
any summons, complaint or notice to arbitrate with respect to any actions presently unresolved, or any suit or action (equitable, legal or administrative) arbitration or other proceeding pending or to Buyer's best knowledge threatened against Buyer, or which materially relates to Buyer's business, properties, or assets and/or the ability of Buyer to perform any of its obligations or responsibilities hereunder.

          4.4  Financial Statements.  Buyer's most recent audited financial
               --------------------
statements as of December 31, 1996 as well as the unaudited interim financial statements as of September 30, 1997 and for the nine month period ended September 30, 1997 are included within Buyer's Form 10-QSB for the quarterly period ended September 30, 1997 filed with the United States Securities and Exchange Commission, which has previously been provided to Sellers. To the best knowledge of Buyer, the foregoing financial statements (i) are in accordance with the books and records of Coyote Sports, Inc., (ii) set forth fairly Buyer's financial condition and results of Buyer's operations as of the dates and for the periods therein specified, all prepared on a basis consistent with the financial statements of prior years, (iii) contain and reflect all necessary disclosures and adjustments for a fair presentation of the material results of operations and material financial condition for the periods covered by such financial statements, (iv) with respect to any of Buyer's contracts and commitments, contain and reflect reserves for all material liabilities and for all reasonably anticipated material losses and expenses in excess of expected receipts, and (v) are free of material misstatements.

          4.5  Absence of Undisclosed Liabilities.  Except (i) as shown in
               ----------------------------------
annexed Exhibit 4.5 or (ii) expressly set forth in other exhibits to this Agreement and accurately and completely summarized in Exhibit 4.5, Buyer is not obligated in respect of, nor are any of its assets or properties subject to, any material liabilities or materially adverse obligations, absolute or contingent, whether or not any of such liabilities or obligations are normally shown or reflected on a balance sheet prepared in a manner consistent with generally accepted accounting principles, other than liabilities or obligations arising in the ordinary course of business since October 31, 1997, none of which are materially adverse.

          4.6  Absence of Certain Changes.  To the best knowledge of Buyer,
               --------------------------
other than as expressly set forth in exhibits to this Agreement and accurately and completely summarized in Exhibit 4.6, since the date of October 31, 1997, there has not been:

               4.6.1 Any material adverse change in the financial condition, assets, liabilities, business or prospects of Buyer;

               4.6.2 Any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting any of Buyer 's properties or business;

               4.6.3 Any material increase in the compensation payable or to become payable by Buyer to any of its respective employees or agents, or any bonus payment or arrangement made to or with any such employee or agent;

               4.6.4 Any payment by Buyer of any dividend or any distribution by Buyer of any of its assets of any kind whatsoever to any of its stockholders in redemption or as the purchase price of any of its stock or in discharge or cancellation, whether in part or in whole, of any indebtedness (whether in payment of principal, interest or otherwise) owing to any thereof other than the transactions contemplated hereby;

               4.6.5 Any sale, assignment, transfer, mortgage, pledge or subjection to lien, charge or encumbrance of any kind of any of the tangible assets of Buyer;

               4.6.6 Any sale, assignment, transfer or cancellation of any debts or claims by Buyer, except in the ordinary course of business;

               4.6.7 Any material amendment or termination of any Material Contract or Commitment (as defined in this Agreement) to which Buyer is a party;

               4.6.8 Any commitment or liability to (through negotiations or otherwise) or any agreement with, any labor organization by Buyer;

               4.6.9 Any event or condition of any character, materially and adversely affecting the business or properties of Buyer.

          4.7  Tax Returns and Audits.
               ----------------------

               4.7.1 Buyer has filed all income, franchise, sales and other tax returns required to be filed by it (whether in respect of the United States, a foreign government, or any subdivisions thereof, or any state) by the date hereof. All taxes imposed by the United States, a foreign government, or any subdivision thereof, by any state or by any other taxing authority, which are due or payable by Buyer, have been paid in full or adequately provided for by reserves shown in Exhibit 4.4 and will be so paid or provided for up to the date hereof. No federal or state tax audits for Buyer have been made. Buyer has no knowledge of any unassessed tax deficiency proposed or threatened against it. Buyer has heretofore delivered (or will deliver concurrently with the execution hereof) copies of all of the federal and state tax returns heretofore filed by Buyer.

     5.   Conditions Precedent to Buyer's Obligation to Close.  Buyer's
          ---------------------------------------------------
performance hereunder is expressly conditioned upon satisfaction, at or prior to the Closing, of each of the conditions precedent set forth below:

          5.1  Review and Approval of Unifiber.  Buyer's review and approval of
               -------------------------------
Unifiber, its assets and liabilities and the otherwise satisfactory completion of Buyer's due diligence on or before the Closing.

          5.2  Representations and Warranties True and Correct.  All
               -----------------------------------------------
representations and warranties of Unifiber and Sellers contained in this Agreement or in any written statement that shall be delivered by Unifiber and/or Sellers to Buyer pursuant to this Agreement shall be true and correct on and as of the Closing as though made at that time, unless otherwise provided in this Agreement. Unifiber and Sellers shall deliver a written statement to Buyer at the Closing to such effect.

          5.3  Compliance with Agreement.  Unifiber and/or Sellers shall have
               -------------------------
fully performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by Unifiber and/or Sellers respectively on or before the Closing.

          5.4  Legal Proceedings.  No action, suit or proceeding before any
               -----------------
court or any governmental or regulatory authority shall have been commenced or threatened against Buyer, Unifiber, Sellers or any affiliate, associate, officer or director of any of them seeking to restrain, enjoin, rescind, prevent or change, or questioning the validity or legality of, the transactions contemplated hereby.

          5.5  Corporate Approval.  The execution and delivery of this Agreement
               ------------------
and the exhibits (and all other agreements, documents and other instruments to be executed, delivered and performed in connection with the transactions contemplated hereby) and performance of the transactions contemplated thereby, shall have been duly authorized by the shareholders and the Board of Directors of Unifiber, and Buyer shall have received copies of all resolutions pertaining to that authorization, certified by the Secretary of Unifiber.

          5.6  Obtaining of Financing.  Buyer shall have obtained such financing
               ----------------------
reasonably necessary to enable Buyer to perform its obligations hereunder and consummate the several transactions contemplated hereby as Buyer may deem appropriate in its sole discretion (the "Financing").

          5.7  Closing Documents.  Unifiber and/or Sellers shall deliver to
               -----------------
Buyer at Closing all of the documents required to be delivered by Unifiber and/or Sellers in accordance with the provisions of this Agreement or as may be reasonably necessary to close and consummate the transaction described and set forth herein.

     6.   Conditions Precedent to Unifiber's and Sellers' Obligation to Close.
          -------------------------------------------------------------------
Unifiber's and Sellers' performance hereunder is expressly conditioned upon satisfaction, at or prior to the Closing, of all of the conditions precedent set forth below:

          6.1  Payment of Consideration.  Buyer shall demonstrate, to the
               ------------------------
reasonable satisfaction of Unifiber and Sellers, of Buyer's ability to perform and consummate the transactions set forth herein and shall deliver at Closing the totality of the consideration for the Shares as described and set forth in
Section 2 hereof.

          6.2  Review and Approval of Buyer.  Unifiber's and Sellers' review and
               ----------------------------
approval of Buyer, any and all affiliates of Buyer, and each of such parties' respective assets and liabilities and the otherwise satisfactory completion of Unifiber's and Sellers' due diligence on or before the Closing.

          6.3  Resolution of Other Matters.  Each of the matters described in
               ---------------------------
Section 2 of this Agreement, including without limitation, each of the matters referenced and set forth in Paragraph 213 hereof shall have been resolved to the satisfaction of Unifiber and Sellers, in such parties' sole and absolute discretion.

          6.4  Representations and Warranties True and Correct.  All
               -----------------------------------------------
representations and warranties of Buyer contained in this Agreement or in any written statement that shall be delivered by Buyer pursuant to this Agreement shall be true and correct on and as of the Closing with the same effect as though made at that time, unless otherwise provided in this Agreement. Buyer shall deliver a written statement to Sellers and Unifiber at the Closing to such effect.

          6.5  Compliance with Agreement.  Buyer shall have fully performed,
               -------------------------
satisfied and complied with all obligations, agreements, covenants and conditions of Buyer under this Agreement which are to be performed or complied with by Buyer on or before the Closing.

          6.6  Corporate Approval.  The execution and delivery of this Agreement
               ------------------
and the exhibits (and all other agreements, documents and other instruments to be executed, delivered and performed in connection with the transactions contemplated hereby), and the performance of the transactions contemplated thereby, including without limitation, issuance of the Coyote Sports, Inc., shares to Tennent Trust contemplated by this Agreement, shall have been duly authorized by the Board of Directors of Buyer, and Unifiber and Sellers shall have received copies of all resolutions pertaining to that authorization, certified by the Secretary of Buyer.

          6.7  Legal Proceedings.  No action, suit or proceeding before any
               -----------------
court or any governmental or regulatory authority shall have been commenced or threatened against Buyer, Unifiber, Sellers or any affiliate, associate, officer or director of any of them seeking to restrain, enjoin, rescind, prevent or change, or questioning the validity or legality of, the transactions contemplated hereby.

          6.8  Unifiber Shareholder Approval.  The board of directors of
               --------
Unifiber shall have received from all record shareholders of Unifiber, their approval of the transactions as contemplated by this Agreement and the sale and purchase of the Shares.

          6.9  Closing Documents.  Buyer shall deliver to Unifiber and/or
               -----------------
Sellers at Closing all of the documents required to be delivered by Buyer in accordance with the provisions of this Agreement or as may be reasonably necessary to close and consummate the transaction described and set forth herein.

     7.   Indemnifications.
          ----------------

          7.1 Mr. Tennent and Mrs. Tennent, and each of them shall and do hereby indemnify and defend Buyer and hold Buyer and the property and assets of Buyer harmless against all direct and indirect claims, losses, liabilities, damages, settlements, costs and expenses and obligations, including, without limitation, costs of litigation and reasonable attorneys' fees (collectively, "Losses") which arise, result from, or are related to (i) any breach of, or failure of Sellers or any of them to perform any of Sellers' respective warranties, representations, covenants, agreements or conditions under this Agreement and/or (ii) the operation and conduct of the business of Unifiber prior to the date of Closing. The duty of the foregoing parties to indemnify, defend and hold Buyer harmless shall apply only to the extent Buyer is not (a) provided an immediate and ongoing defense (through resolution of any such claim) by the insurer(s) under a policy or policies of insurance or (b) covered to the full extent of any such claim under a policy or policies of insurance.

          7.2 Buyer shall and does hereby indemnify and defend Mr. Tennent and Mrs. Tennent and each of them, and hold each of them and their property and assets harmless against all Losses which arise, result from or are related to
(i) any breach of, or failure of Buyer to perform any of Buyer's warranties, representations, covenants, agreements or conditions under this Agreement and/or
(ii) the operation and conduct of the business of Unifiber on and after the date of Closing (and do not arise, result from, or relate to facts and circumstances occurring and/or accruing prior to the date of Closing). The duty of the Buyer to indemnify, defend and hold Mr. Tennent and Mrs. Tennent and each of them harmless shall apply only to the extent they are not (a) provided an immediate and ongoing defense (through resolution of any such claim) by the insurer(s) under a policy or policies of insurance or (b) covered to the full extent of any such claim under a policy or policies of insurance.

          7.3 If the party indemnified ("indemnitee") shall incur or receive notice of the existence of any potential Loss (liquidated or unliquidated, accrued or contingent) for which it may claim indemnity hereunder, the indemnitee shall promptly give written notice thereof to the indemnifying party (the "indemnitor"). The indemnitee shall furnish promptly to the indemnitor in reasonable detail such information as it may have with respect thereto, including in any case, copies of any summons, complaint or other pleading which may have been served and any written claim, demand, invoice, billing or other document evidencing or asserting the claim, and a good faith estimate of the amount of the indemnification claim for Losses as a result thereof. In the case of asserted liabilities to and claims and demands of third parties, the indemnitor shall have the right to pay, compromise, settle or otherwise dispose of any liability, cost or expense to which the indemnity hereunder relates at the indemnitor party's expense. In the case of such asserted liabilities, claims and demands, the indemnitee shall be entitled to participate, at its own expense, in the defense of such asserted liability, claim or demand, provided that the indemnitor shall, in all cases, have the right to direct the defense of such claims and demands, including but not limited to the right to select counsel. Each party agrees to make available to the other, its counsel and accountants all information and documents reasonably available to it which relate to any claim subject to indemnity hereunder and to render to each other such assistance as may reasonably be required in order to ensure the proper and adequate defense of any such claim. If the indemnitor should refuse or fail to defend any potential Loss as aforesaid, the indemnitee may utilize its own reasonable business judgment to pay, compromise, settle or otherwise dispose of such liability, cost or expense to which the indemnity hereunder relates and thereafter seek reimbursement from the indemnitor.

     8.   Upward Adjustment to the Purchase Price.
          ---------------------------------------

          8.1 The Purchase Price (as described and defined in Paragraph 21 hereof) is subject to upward, but not downward, adjustment, in the event Net Income Before Income Taxes (hereinafter defined) of Unifiber reaches or exceeds certain threshold levels during the full twelve month period beginning on the date following the Closing Date and ending on the date which is one year following the Closing Date, in accordance with the provisions of this Section 8. For purposes of this Section 8 only, "Net Income Before Income Taxes" shall mean, the net income of Unifiber before federal, state and local income taxes,
                                 ------
and without giving effect to, or taking into account, (i) any costs or expenses
---
of any type or nature whatsoever which are attributable to any individual or business entity of any type or nature whatsoever, which controls, is controlled by, or is under common control with, Buyer (other than Unifiber after the Closing), (ii) any costs or expenses incident to, or in connection with, the transactions contemplated by this Agreement for which Buyer has agreed to be responsible and pay (whether directly and/or indirectly by allowing Unifiber to pay) under this Agreement (excepting the existing debt obligations of Unifiber from which Mr. and Mrs. Tennent are to be released from liability) including without limitation, the costs and expenses described and set forth in Paragraph 119 hereof, (iii) any interest expense which is incident or attributable to any indebtedness incurred by Buyer (and/or Unifiber) in connection with the acquisition of Unifiber by Buyer, (iv) any directors and/or management fees paid to Buyer, any of Buyer's affiliates, and/or any individual affiliated with or employed by Buyer, Unifiber and/or any of Buyer's affiliates, and (v) goodwill. Net Income Before Income Taxes, as defined in the preceding sentence, shall be determined from financial statements of Unifiber covering the said twelve month period, adjusted to include or exclude the items described above which are to be taken into account or disregarded, as the case may be, in determining Net Income Before Income Taxes, as aforesaid, certified on a review basis by Unifiber's regular auditors in accordance with generally accepted accounting principles and practices consistently applied. Such financial statements shall be prepared by Unifiber's auditors and available for review not later than 60 calendar days following the closing of Unifiber's books of account for the afore described twelve month period. In the absence of manifest error, said financial statements shall be binding upon Sellers and Buyer.

          8.2 The Purchase Price is subject to increase as follows: For each $1 of Net Income Before Income Taxes which exceeds $1,500,000 in the afore described twelve month period, the Purchase Price shall be increased by $2. Notwithstanding the preceding sentence, under no circumstances shall Tennent Trust be entitled to receive, or Buyer required to pay any amount exceeding $2,000,000 as a result of the application of this Section 8. In the event the Purchase Price is to be increased in accordance with the provisions of this
Section 8, the entire amount of any such increase shall be due and payable in cash by Buyer to Tennent Trust via federal funds wire transfer to an account provided to Buyer by Tennent Trust not later than 90 calendar days following the closing of Unifiber's books of account for the afore described twelve month period.

     9.   Survival of Representations and Warranties.  All representations,
          ------------------------------------------
warranties, covenants and agreements of the parties contained in this Agreement or in any instrument, certificate, opinion or other writing provided for herein shall survive the consummation of the transactions set forth herein; provided however that notwithstanding the provisions of Section 7 of this Agreement, any claim for indemnification on account of a breach of a representation or warranty must be made by the indemnitee not later than two years following the date hereof.

     10.  Notices.  Any notice or communication given pursuant hereto by any
          -------
party hereto shall be in writing and be delivered or mailed by certified or registered mail, postage prepaid, as follows, or at such other address as hereafter shall be furnished in writing by any party hereto to any other party hereto:

          If to Sellers::
          --------------
          Richard L. Tennent
          Judy R. Tennent
          1000 Lakeshore Drive, Unit No. 4
          Incline Village, Nevada 89451

with a copy to:

          F. Gregory Pyke, Esq.
          Harrigan, Ruff, Sbardellati & Moore, APC
          101 W. Broadway, Suite 1600
          San Diego, California 92101

          If to Buyer :
          ------------
          Mr. Mel Stonebraker
          Coyote Sports, Inc.
          2291 Arapahoe
          Boulder, Colorado 80302
with a copy to:

          Micheal W. Sutton
          1050 Walnut Street, Suite 401
          Boulder, Colorado 80302

     11.  Miscellaneous.
          -------------

          11.1 Each party hereto shall execute and deliver or cause to be executed and delivered such further instruments and documents and shall take such further action as may be reasonably required to effectuate the purposes and intent of this Agreement.

          11.2 Except as expressly elsewhere provided herein with respect to the partial and/or complete survival of certain writings, agreements, contracts and/or instruments, this Agreement is the entire agreement between the parties hereto and shall supersede any and all prior oral or written agreements, including, without limitation, that certain non-binding letter of intent dated October 31, 1997, addressed to Richard and Judy Tennent and Unifiber Corporation and signed by Coyote Sports, Inc. by its President, Mel Stonebraker respecting Buyer's intentions concerning the transactions contemplated hereby, as such letter of intent was subsequently modified by written amendments from time to time.

          11.3 All exhibits annexed to and referred to in this Agreement are hereby incorporated by reference and made a part of this Agreement.

          11.4 This Agreement may be amended only by written agreement of the parties hereto.

          11.5 This Agreement shall be governed by and construed in accordance with the laws of the State of California.

          11.6 This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

          11.7 The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

          11.8 No publicity release shall be issued regarding this Agreement without the prior written consent of Buyer and Sellers. Further, Buyer acknowledges, agrees and understands that (i) Unifiber is subject to various other agreements respecting ownership and/or use of intellectual property, proprietary technology and/or confidentiality with respect to information exchanged and/or known about certain other parties, (ii) disclosure of the terms and provisions of such agreements may constitute a breach thereof and (iii) Buyer shall not, under any circumstances, disclose any information regarding such agreements to any party whatsoever without the prior written consent of Unifiber.

          11.9 Except as otherwise expressly set forth herein, each party hereto shall pay its own expenses incidental to the preparation and consummation of this Agreement (including its investment bankers, financial advisors, accountants, outside auditors and attorneys) and shall not make a claim to the other party(ies) for reimbursement. Notwithstanding the preceding sentence, Buyer understands, acknowledges and agrees that Sellers and Unifiber have retained common legal counsel and common accountants in connection with this Agreement and the transactions set forth and described herein, that Unifiber has and will continue to pay all fees, costs and expenses of such legal counsel and accountants (including, without limitation, the obligation of Unifiber and Sellers to liquidate in full any such fees, costs and expenses incurred in connection with the transactions contemplated hereby, at Closing) without allocation or reimbursement of same from any of the parties comprising Sellers and Buyer shall not claim reimbursement for itself or on behalf of Unifiber from any of the parties comprising Sellers as a result of Unifiber's incurring and paying such fees, costs and expenses. Further, Buyer shall reimburse Unifiber (to the extent Buyer has not already done so, prior to the date hereof) for accounting fees and expenses to Price Waterhouse, Unifiber's accountants, in connection with Price Waterhouse's updated audit of Unifiber's financial statements, which updated audit was performed for the benefit of Buyer in order to enable Buyer to comply with its continuing disclosure obligations under federal and state securities laws. The obligation of Buyer set forth in the preceding sentence shall remain irrespective of whether or not the transactions set forth in this Agreement are closed and consummated. Additionally, Buyer shall assume the obligation of Unifiber and/or Sellers, and each of them, under and by reason of the engagement agreement entered into with Schroder Wertheim & Co. dated February 11, 1997, for fees and expenses incurred in the furnishing of investment banking and counseling services, which fees and expenses are due and payable at Closing. Buyer shall cause such fees and expenses to be paid at Closing by federal funds wire transfer to an account designated by such investment bankers, and shall indemnify, defend and hold Unifiber and Sellers (and each of them) and the respective property and assets of each of such parties harmless from and against any claim, liability, or obligation, including without limitation, attorneys' fees and costs, arising out of or related to such engagement agreement and/or the payment obligation with respect to such investment banking fees and expenses arising thereunder. Notwithstanding any of the foregoing, Buyer's maximum obligation (directly and/or indirectly through Unifiber's payment of certain fees and costs as aforesaid) at Closing pursuant to this Paragraph 119 shall not exceed $300,000.

          11.10 In the event of any action or proceeding (including, but not limited to, arbitration, appellate and/or bankruptcy proceedings) to enforce or interpret this Agreement, the prevailing party in such action or proceeding shall be entitled to reasonable attorneys' fees, expenses and costs.

          11.11 The parties hereby irrevocably consent and submit to the exclusive jurisdiction of the state and federal courts located in San Diego County, California in connection with any action or proceeding arising out of or relating to this Agreement, and also consent to service of process by any means authorized by California or federal law.

          11.12 If any one or more of the provisions of this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement and this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been contained herein.

          11.13 This Agreement has been negotiated at arm's length between persons knowledgeable in the matters dealt with in this Agreement and each party has either been, or been given the opportunity to be, represented by independent legal counsel of his, her or its own choice to represent his, her or its own interests. Accordingly, any rule of law (including, but not limited to, California Civil Code Section 1654) or legal decision that would require interpretation of any ambiguities in this Agreement against the party that has drafted it is not applicable and is hereby waived.

          11.14 The use herein of (i) the neuter includes the masculine and feminine and (ii) the singular number includes the plural, whenever the context so requires.

          11.15 Time is of the essence hereof.


                  [BALANCE OF PAGE INTENTIONALLY LEFT BLANK]

          11.16 The provisions of this Agreement are for the benefit of the parties solely and not for the benefit of any other person, persons, or legal entities.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by such parties or their respective and authorized officers thereunto duly authorized as of the day and year first above written.

                      BUYER:
                      -----
                      Coyote Sports, Inc., a Nevada corporation


                      By:/s/ Mel Stonebraker
                      --------------------------------------------------
                      Mel Stonebraker, President

                      SELLERS:
                      -------

                      Unifiber Corporation, a California corporation


                      By:/s/ Richard L. Tennent
                      --------------------------------------------------
                      Richard L. Tennent, Chief Executive Officer


                      /s/ Richard L. Tennent
                      --------------------------------------------------
                      Richard L. Tennent, an individual


                      /s/ Judy R. Tennent
                      --------------------------------------------------
                      Judy R. Tennent, an individual


                      /s/ Richard L. Tennent, Trustee
                      --------------------------------------------------
                      Richard L. Tennent, or successor, Trustee of the Tennent Family Trust dated as of November 20, 1989


                      /s/ Judy R. Tennent, Trustee
                      --------------------------------------------------
                      Judy R. Tennent, or successor, Trustee of the Tennent Family Trust dated as of November 20, 1989